                                                                  EXHIBIT NO. 11


                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                               Nine Months Ended                      Three Months Ended
                                                               September 30, 1999                     September 30, 1999
                                                        ---------------------------------     ------------------------------------
                                                                             Earnings                               Earnings
                                                           Shares           Per Share           Shares             Per Share
                                                        -------------     ---------------     ------------     -------------------
                                                                 (in Thousands)                         (in Thousands)
Basic Weighted Average
  Shares Outstanding                                           3,341               $0.71            3,341                   $0.24
                                                        =============     ===============     ============     ===================

Diluted
  Average Shares Outstanding                                   3,341                                3,341
  Common Stock Equivalents                                        32                                   32
                                                        -------------                         ------------

                                                               3,373               $0.71            3,373                   $0.23
                                                        =============     ===============     ============     ===================

                                                               Nine Months Ended                      Three Months Ended
                                                               September 30, 1998                     September 30, 1998
                                                        ---------------------------------     ------------------------------------
                                                                             Earnings                               Earnings
                                                           Shares           Per Share           Shares             Per Share
                                                        -------------     ---------------     ------------     -------------------
                                                                 (In Thousands)                         (in Thousands)

Basic Weighted Average
  Shares Outstanding                                           3,135               $0.64            3,156                   $0.19
                                                        =============     ===============     ============     ===================

Diluted
  Average Shares Outstanding                                   3,135                                3,156
  Common Stock Equivalents                                       208                                  200
                                                        -------------                         ------------

                                                               3,343               $0.60            3,356                   $0.18
                                                        =============     ===============     ============     ===================

                                     -23-